UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 11, 2006, the Board of Directors of Greater Bay Bancorp (the “Company”) appointed Allen Gula, Executive Vice President and Chief Information Officer, as an executive officer under Section 16 of the Securities Exchange Act of 1934, as amended. Mr. Gula’s base salary is $300,000. He is eligible to participate in the Company’s annual bonus plan with a target set at 60% of his base salary and in the Company’s Long-Term Incentive Plan. He is also eligible to participate in the Company’s 2005 Supplemental Employee Retirement Plan, the Change in Control Plan II and other employee benefit programs (including medical, dental and other insurance programs) generally available to all employees. In addition, Mr. Gula receives a car allowance of $1,000 per month. After his hire in June 2006, the Compensation Committee granted Mr. Gula a nonstatutory option to purchase 20,000 shares of the Company’s common stock (vesting 20% per year over a five year period from the date of grant) and 5,000 shares of restricted stock (vesting 100% in three years from the date of grant) under the Company’s Omnibus Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: September 22, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary